Exhibit 15.11

Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, the inclusion of our report dated January 25, 2013 herein, and to the incorporation by reference in any Registration Statement on Form F-3 and related Prospectus Supplements of CNOOC Limited for the registration of debt securities and guarantees previously filed with the Securities and Exchange Commission.

Sincerely,

McDANIEL & ASSOCIATES CONSULTANTS LTD.

2200, Bow Valley Square 3,
255 - 5 Avenue SW
Calgary, Alberta
T2P 3G6

Dated: April 19, 2013

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary, AB   T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744   www.mcdan.com